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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

        EMPLOYMENT AGREEMENT ("the Agreement") dated as of the 7th day of August 2000 (the "Effective Date"), between Party City Corporation, a Delaware corporation (the "Company"), with principal offices located at 400 Commons Way, Rockaway, New Jersey 07866 and Andrew Bailen, with an address at 5764 Saint Annes Way, Boca Raton, Florida 33496 (the "Employee").

                                   WITNESSETH

        WHEREAS, the Company desires to employ Employee to render such services under the terms and conditions of this Agreement and has authorized and approved the execution of same;

        WHEREAS, Employee desires to be employed by the Company under the terms and conditions as provided for herein;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

        1.      EMPLOYMENT DUTIES AND ACCEPTANCE.

                (a)     SERVICES.

                        (i) The Company hereby employs Employee for the Term (as hereinafter defined in Section 2 herein), to render exclusive and full-time services to the business and affairs of the Company as Executive Vice President of Merchandising/Marketing and, in connection therewith, shall perform all such duties as directed by the Board of Directors of the Company from time to time, in its discretion, and shall perform all such other duties as shall be consistent with the responsibilities of such office.

                        (ii) During the Term of the Employment, and excluding any periods of vacation to which the Employee is entitled, Employee will perform

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                                activities related to such office as he shall be
                                directed or requested to so perform by the Company's Chief Executive Officer, to whom he shall report, or the Company's Board of Directors. During the Term of the Employment, and excluding any periods of vacation to which the Employee is entitled, the Employee also agrees to devote full time solely to the business and affairs of the Company, its subsidiaries and affiliates and to use his best efforts, skill and abilities, throughout his employment, to promote the best interests of the Company, its subsidiaries and affiliates.

                        (iii) During the employment period, the Employee shall not be engaged in any other business activity, whether or not such business activity is pursued for profit or other pecuniary advantage. This provision shall not be construed as preventing the Employee from passively investing his personal assets in businesses which do not compete with the Company and which do not require any services or time, at all, on the part of the Employee.

                        (iv) The Employee acknowledges the high significance of the position being offered to him and the fact that he is being provided with an opportunity to also obtain an equity position with the Company through the issuance of options. The Employee acknowledges that these benefits are predicated upon the Employee's enthusiastic assumption of all these duties, cares and responsibilities reasonably and normally incident to the high office being granted to him.

                (b) ACCEPTANCE. Employee hereby accepts such employment at the terms herein and agrees to render the services described in Section 1(a) hereof. In addition, the general personnel policies and procedures of the Company (e.g. payroll deductions, business ethics, leaves of absence) contained in the Company's Employee Handbook, as it now exists or as it may exist in the future, are deemed and made part of this Agreement. Employee agrees he is subject to and will comply with those personnel policies and procedures currently in effect and as may be modified from time to time.

        2.      TERM OF EMPLOYMENT UNDER THIS AGREEMENT.

                (a) The Employees' employment with Company is at-will. Accordingly, this Agreement and/or the term of Employee's employment under this Agreement is terminable at the

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will of either party, with or without cause. Nothing in this Agreement is intended to limit or otherwise modify the terms of this provision, which is an essential and necessary provision of the Agreement.

                (b) The initial term of Employee's employment under this Agreement (the "Initial Term" or "Term") shall commence on the Effective Date and terminate on August 6, 2001. The period from the Effective Date to August 6, 2001 shall be deemed a "year" of employment. This Agreement shall be automatically renewed for an additional year(s) on the date of its expiration unless cither party to this Agreement gives notice, in writing, at least thirty
(30) days prior to the expiration of this Agreement, that it does not seek to renew the Agreement and/or seeks to alter the terms of the Agreement.

                (c) Should both parties agree to renew this Agreement, the Company reserves the right to amend, modify or otherwise change in any fashion any term of this Agreement as a proposed, renewed agreement. Any such renewal of the Agreement shall not be construed as creating any right or obligation relating to future renewals.

        3.      COMPENSATION.

                (a) BASE SALARY. As full and complete compensation for all the services to be rendered by the Employee pursuant to this Agreement during the Term of this Agreement, the Company agrees to pay Employee a minimum base salary ("Base Salary") at the annual rate of $275,000. Such Base Salary may be adjusted upward on a merit basis by the Board of Directors in its sole discretion. The Employee's performance will be reviewed annually by the Chief Executive Officer, on or about the effective date of this Agreement, together with the Company's performance, to determine if Employee's compensation should be adjusted. The Chief Executive

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Officer's review of the Employee's compensation shall consider both cash and non-cash (i.e. Stock Options) remuneration. Employee's Base Salary shall be payable during the term of the Agreement in accordance with the Company's customary payment practices.

                (b) BONUSES. In addition to Base Salary, the Employee shall receive:

                        (i) $25,000 as a sign-on bonus, payable at the time the Employee receives his first payroll check;

                        (ii) $68,750, payable one (1) year from the date of this Agreement. The sum due to Employee under this section is guaranteed, but will be applied against any additional bonuses provided by the Company to Employee for the calendar year governed by this section;

                        (iii) $16,000 payable two (2) years from the date of this Agreement. The sum due to Employee under this section is guaranteed, but will be applied against any additional bonuses provided by the Company to Employee for the calendar year governed by this section; and

                        (iv) $16,000 payable three (3) years from the date of this Agreement. The sum due to Employee under this section is guaranteed, but will be applied against any additional bonuses provided by the Company to Employee for the calendar year governed by this section.

                        (v) In addition to the above, Employee will be eligible for an annual bonus each year in an amount equal to up to 50% of Employee's Base Salary; provided, however, Employee and the Company achieve certain performance goals including: (i) the performance of the Company based upon performance criteria established by the Board of Directors and reasonably articulated to Employee in advance of the Bonus Year; and (ii) the performance of the Employee in his position as Executive Vice President of Merchandising/Marketing as determined by the Board of Directors and the Chief Executive Officer of the Company, in their sole and absolute discretion.

                (c)     STOCK OPTIONS.

                        (i) Simultaneously with the execution of this Agreement, the Company hereby grants options to purchase an aggregate amount of One-Hundred Thousand (100,000) shares of the Company's

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                                common stock, the exercise price of which shall
                                be the price equal to the fair market value of a share of Common Stock on the Effective Date (i.e. $3.40 as of August 7, 2000), provided that the Employee remains in the employ of the Company on each such vesting date.

                        (ii) The vesting schedule for such Stock Options as follows: (a) 25,000 of the 100,000 shares shall vest one year from the Effective Date; (b) an additional 25,000 of the 100,000 shares shall vest two years from the Effective Date; (c) an additional 25,000 of the 100,000 shares shall vest three years from the Effective Date; and
                                (d) the final 25,000 of the 100,000 shares shall vest four years from the Effective Date; provided however, that Employee remains employed with the Company through the four year period of the respective vesting dates. Nothing in this section should be construed to limit Section 2(a).

                        (iii) Once an option is fully vested, it must be exercised and paid for within ten (10) years from the date the option vested ("Option Period"). Vested Options shall expire on the last day of the Option Period. If, prior to the end of any Option Period, Employee's employment is terminated, whether with or without cause, all options not yet vested on the date of Employee's termination shall expire and, thereupon, be canceled.

                        (iv) It is intended that all properly exercised options be paid for in full within ten (10) years from the Effective Date. In the event of termination of employment, with or without cause, the Employee must exercise and pay for all vested options within three months from the date his employment was terminated.

                        (v) It is absolutely understood that what is set forth above is intended only as a general statement regarding the options which shall be issued to the Employee pursuant to the Party City Corporation 1999 Stock Incentive Plan (the "Plan"), which, for all intents and purposes controls. Should there be a contradiction between the terms of this provision and the Plan, the Plan fully and completely controls.

        4.      TERMINATION.

                (a)     TERMINATION WITH CAUSE.

                        (i) The Company may, at any time during the Term of this Agreement without any prior notice, terminate this Agreement and discharge Employee with Cause, whereupon the severance provisions of

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                                Section 5(a) shall apply. Nothing in this
                                provision shall be construed to limit or modify the terms of Section 2(a).

                        (ii) As used herein, the term "Cause" shall be deemed to mean that the Company, acting in good faith, determines that the Employee has committed or engaged in: (a) a material breach by Employee of this Agreement after 30 days' prior notice and an opportunity to cure, within such period, if such breach is capable of being cured; (b) excessive absenteeism, alcoholism or drug abuse;
                                (c) substantial neglect or inattention by Employee of or to his duties hereunder after 30 days' prior notice and an opportunity to cure, within such period, if such breach is capable of being cured; (d) willful violation of specific and lawful written or oral direction from the Chief Executive Officer or the Board of Directors of the Company after 30 days' prior notice and an opportunity to cure, within such period, if such breach is capable of being cured; (e) fraud, gross negligence, criminal conduct or embezzlement; (f) sexual or other forms of illegal harassment; (g) conduct that reflects adversely upon, or making any remarks disparaging of, the Company, its Board, officers and directors that is likely to and which does, in fact, have the effect of injuring the reputation, business or a business relationship of the Company; or (h) violation of any fiduciary duty; violation of any duty of loyalty.

                        (iii) The obligations of the Employee under Section 7(a) and 8 herein shall continue notwithstanding termination of the Employee's employment pursuant to this Section 4(a).

                (b) TERMINATION WITHOUT CAUSE. The Company may, at any time during the Term, without prior notice, terminate the Agreement and discharge Employee without Cause whereupon the severance provisions of Section 5(b) shall apply. The obligations of the Employee under Sections 7(a) and 8 herein shall continue notwithstanding termination of the Employee's employment pursuant to this Section.

                (c) DISABILITY. Should Employee become disabled, as hereinafter defined, during the Term hereunder, this Agreement and the Employee's employment with the Company shall terminate upon written notice from the Company to the Employee, and such termination shall be deemed to be for Cause. As used herein, the term "disabled" is hereby defined as the

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inability of Employee by reason of injury, physical or mental illness or other similar cause, which would cause to be effected the long term disability coverage of the Company's insurance policy, to perform his duties and responsibilities in connection with the conduct of the business and affairs of the Company, in the manner his duties were rendered immediately prior to the disability, for a continuous period of three months or more, or for an aggregate period of four months or more in any twelve month period, whether or not continuous. The Company reserves the right, in good faith, to make the determination of disability under this Agreement based upon information supplied by the Employee and/or his medical personnel (or others) selected by the Company or its insurers. Should the Company desire, it may have the Employee examined by a physician of its own choice. Nothing in this paragraph is intended to limit or modify Employee's obligations as set forth in Sections 7(a) and 8 of this Agreement.

                (d) DEATH. If Employee dies during the Term of this Agreement, Employee's employment hereunder shall terminate upon his death and all obligations of the Company hereunder shall terminate on such date, except that Employee's estate or his designated beneficiary shall be entitled to payment of any unpaid, accrued Base Salary and pro-rata bonus, car allowance and unused vacation pay through the date of his death, pursuant to the terms of
Section 5(b). Nothing in this paragraph is intended to limit or modify Employee's obligations as set forth in Section 7(a) of this Agreement.

        5.      SEVERANCE.

                (a) TERMINATION WITH CAUSE: As set forth in Section 2(a), Employee acknowledges that his employment with the Company is terminable at-will, with or without cause. In the event the Company terminates the Employee's employment at any time during the course of his employment with the Company, with cause, Employee shall be entitled to receive

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from the Company, in addition to any base salary earned prior to the termination date, a severance payment in an amount equal to six (6) months of the Employee's Base Salary applicable at the date of such termination; which amount shall be paid in biweekly increments during the six (6) month period immediately following such termination. Nothing in this paragraph is intended to limit or modify Sections 2(a), 7(a) and 8 of this Agreement.

                (b) TERMINATION WITHOUT CAUSE. In the event the Employee's employment hereunder shall be terminated by the Company without cause, as provided for herein, the Employee will, in addition to the severance payment as set forth in 5(a) above, additionally be entitled to a continuation of his health/life benefits and car allowance ($675 per month) for a period of six (6) months following such termination plus payment for any unused vacation and the pro-rata portion of any bonus due for that portion of the employment year prior to the date of termination. In addition, any Stock Options scheduled to vest within such employment year shall immediately vest. Nothing in this paragraph is intended to limit or modify Sections 2(a), 7(a) and 8 of this Agreement.

                (c) CHANGE IN CONTROL. In the event of a Change in Control, Employee shall receive severance as set forth in 5(b) above. For purposes of this Agreement, a "Change of Control" shall occur if (i) any person or group of persons (within the meaning of Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended) shall acquire (other than directly from the Company) beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more of the outstanding shares of common stock of the company, (ii) during any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period (or who were appointed or nominated for election as directors of the Company by at least a majority of the

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individuals who were directors on the first day of such period or who were so elected or appointed other than in connection with an actual or threatened proxy contest) (the "Incumbent Board") shall cease to constitute a majority of the Board of Directors of the Company, or (iii) there is consummation of a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company's assets (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the stockholders of the Company receive 50% or more of the stock of the company resulting from the Business Combination, at least a majority of the Board of Directors of the resulting company were members of the Incumbent Board.

                (d) EXCLUSIVE REMEDY. Employee agrees that the payments contemplated by this Agreement shall constitute the exclusive and sole remedy for any termination of his employment and Employee agrees not to assert or pursue other remedies, at law or in equity, with respect to any termination of employment.

        6.      EXPENSES.

                (a) REIMBURSEMENTS. Employee shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures of the Company in effect generally with respect to other executives of the same level of the Company. Subject to such approval, the Company will reimburse Employee for such expenses upon presentation of expense statements or vouchers or such other supporting information as the Company may require and as may be required for tax purposes.

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                (b)     RELOCATION ASSISTANCE. The Company shall reimburse
Employee for all home search trips including airfare, lodging, car, meals and other miscellaneous expenses for the Employee, his wife and son, with a maximum of three such trips. The Company shall also reimburse Employee for additional relocation costs as follows: (i) home sale costs including a broker's commission up to 6% and customary fees; (ii) payment of the lesser of the two (2) mortgage payments for a period not to exceed twelve (12) months, provided the former home does not sell prior to the closing on the new home; (iii) home purchase costs including two (2) points, all reasonable and customary fees associated with the sale of a home, including charges, closing costs and attorneys' fees; (iv) all reasonable costs associated with moving to a new location, such as utility installation fees, auto registration; (v) moving costs including packing, moving, unpacking, temporary storage (if necessary), furniture disassembly/assembly, installation fees; and (vi) the Company shall also reimburse Employee for the cost of local housing until such time as the Employee obtains permanent housing in accordance with the policies, practices and procedures of the Company in effect generally with respect to other executives of the same level of the Company; (vi) all reasonable costs associated with relocating (2) automobiles; (vii) all relocation expenses incurred by the Employee will be grossed up, for tax effect, and paid on that basis.

        7.      ADDITIONAL BENEFITS.

                (a) LOAN. The Company will provide to Employee a $50,000 interest-bearing loan (approximately 10% interest), which interest will be forgiven if Employee remains employed by the Company for three years from the date of this Agreement. If Employee's employment with the Company is terminated, whether with or without Cause, prior to three years from the date of this Agreement, the interest due to Company with respect to said loan will not

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be forgiven. If Employee is terminated, whether with or without cause, prior to his repayment of this loan, he shall repay such loan to the Company within six
(6) months from the date employment ceases, together with all interest which may then be due. Any monies due the Employee at the time employment ceases shall be applied against the outstanding loan in proportion to the severance payout. Nothing in this paragraph is intended to limit or otherwise modify Section 2(a) of this Agreement relating to the Term of this Agreement, which is terminable at the will of either party, with or without cause.

                (b) VACATION. The Employee is entitled to three (3) weeks vacation per year. Employee shall take into consideration the needs of the Company in establishing vacation periods.

                (c) AUTOMOBILE ALLOWANCE. The Company shall provide to Employee an automobile allowance of $675 per month, or reimburse Employee for such amounts on a monthly basis, in accordance with Company policy.

                (d) TELEPHONE. The Company will issue the Employee a cellular telephone, which bills shall be paid by the Company in accordance with the Company's policy.

                (e) In addition to the compensation, expenses and other benefits to be paid herein, Employee will be entitled to all rights and benefits for which he shall be eligible under any health insurance, dental, 401(k), incentive, bonus, pension or other extra compensation or "fringe" benefit plan of the Company now existing or hereafter adopted for the benefit of the executives or employees generally of the Company.

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                (f)     The Company agrees to waive any customary waiting period
for the Employee with respect to medical and dental benefit coverage.

                (g) The Company reserves the right to modify, suspend or discontinue any and all of the above plans, practices, policies and programs, at any time, without recourse by Employee, so long as such action is taken generally with respect to similarly-situated executives of the same level of the Company.

        8. PROTECTION OF CONFIDENTIAL INFORMATION. Employee acknowledges that his position with the Company makes him privy to certain information, which the Company deems confidential and secrets of its trade. Employee also acknowledges that such confidential information is critical to the satisfactory functioning, development and growth of the Company. Based on the foregoing considerations, Employee agrees that, throughout the term of his employment with Company, and for a reasonable period of time, thereafter:

                (a) SECRECY. Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses. Employee agrees to maintain the strictest confidence all confidential matters of the Company, including, without limitation, trade "know-how" and trade secrets, customer lists, pricing policies, sales and marketing plans, technical processes, financial data, formulae, management, administrative, production, distribution and sales information, data specifications and processes, inventions and research projects, and other business affairs of the Company, and not to disclose them to anyone except (i) in the course of performing his duties hereunder, (ii) with the express written consent of the Chief Executive Officer or the Board of Directors of the Company,
(iii) except to the extent such

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information is already known to the general public, or (iv) to the extent required by lawful Order of a court of competent jurisdiction.

                (b) NONCOMPETITION. Employee agrees that at all times while he is employed by the Company and, regardless of the reason for termination of his employment or this Agreement, for a period of six (6) months thereafter, he will not, directly or indirectly, without the prior written consent of the Board of Directors of the Company:

                        (i) engage or participate in any business whose products or services are competitive in any material fashion with that of the Company;

                        (ii) assist or counsel any other person, firm, operation, business entity to do any of the above;

                        (iii) become employed by a firm, corporation, partnership or joint venture or any other entity which competes in a material fashion with the business of the Company;

                        (iv) approach, solicit business from or otherwise do business with any customer of the Company in connection with any competitive service or product provided by the Company.

                (c)     ANTISOLICITATION.

                        (i) Employee acknowledges that his position with the Company requires the performance of services which are unique and extraordinary in character and places him a position of confidence and trust with the customers and employees of the Company, through which he shall obtain knowledge of the Company's technical information and data and become acquainted with customers and with matters in which the Company has substantial proprietary interests and, therefore, the restrictive covenants set forth above are necessary to protect the Company's legitimate and proprietary business interests, and the Company would not have entered into this Agreement if such covenants were not included herein.

                        (ii) Employee agrees that during the term of his employment hereunder, and, thereafter for a period of one (1) year, he will not, as a principal, agent, employer, employee, consultant, director or partner of any person, firm, corporation or business entity other

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                                than the Company, or in any individual capacity,
                                without the prior, express written consent of the Company approach, counsel or attempt to induce any person who is then in the employ of the Company, and who earned annually $30,000 or more as a Company employee, to leave the employ of the Company or attempt to employ any such person or persons who at any time during the preceding six (6) months he was in the employ of the Company.

                (d) RETURN OF PROPERTY. Employee hereby agrees to deliver promptly to the Company on termination of his employment, or at any other time as the Chief Executive Officer or the Board of Directors of the Company may so request, all memoranda, notes, records, reports, manuals, drawings, correspondence, records, books, designs, blueprints and any other documents (and all copies of same) relating to the Company's business, which he may then possess or have under his control.

                (e) Employee acknowledges and represents that the enforcement of the covenants set forth in Section 8 will not prevent Employee from earning a livelihood or impose undue hardship upon him. The Employee also acknowledges that his position requires furnishing him with confidential information and it is reasonable and appropriate that he not divulge this information to other parties. By approving this Agreement, and becoming a signatory to it, the Employee is confirming that there is a reasonable and valid reason that he not divulge this confidential information to any third party who is in a position to use such information to the detriment of the Company.

                (f) INJUNCTIVE RELIEF. It is expressly agreed that the Company will or would suffer material, irreparable injury if the Employee were to compete with the business of the Company or any subsidiary or affiliate of the Company in violation of this Agreement for which there is no adequate remedy at law and that it would not be possible to measure damages for such

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injury precisely and that, in the event of such a breach or threat thereof, the
Company shall be entitled to a temporary restraining order and/or a preliminary or permanent injunction, restraining the Employee from engaging in such prohibited activities or to such other relief as may be required specifically to enforce any of the covenants contained herein. Employee consents and stipulates to the entry of such injunctive relief in such a court prohibiting him from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement. The Employee, therefore, acknowledges that there would be reasonable basis upon which he could assert a valid objection to the granting of such relief. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have, which may include a request for damages if the facts and circumstances render such relief appropriate.

        9. ARBITRATION. The Employee acknowledges that he has discussed and considered the subject of arbitration with the Company and with his attorney. The Employee also acknowledges that resolving differences and issues through arbitration is more rapid and less costly than through litigation. Taking all relevant factors into consideration, therefore, the Parties hereby agree that:

                (a) Upon request by either party, Employee and Company hereby agree to submit to final and binding arbitration in Morris County, New Jersey, in accordance with the rules of the American Arbitration Association then applicable, any controversy or claim arising out of or relating in any fashion to their employment relationship, including, among other things and only by way of example: (i) this Agreement, including, among other things, and only by way of example, its enforcement, or interpretation, alleged breach, default or misrepresentation(s) in

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connection with any of its provisions; (ii) the employment of the Employee, including the termination thereof; (iii) any Federal, State, and City antidiscrimination law, including, among others and only by way of example, claims pursuant to Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, or any other similar laws, rules, or regulations; (iv) and other tort, contractual or statutory claims.

                (b) Any party requesting arbitration shall do so within 30 days of the action or omission giving rise to the claim subject to arbitration.

                (c) Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. In reaching a decision, the arbitrator shall have no authority to ignore, change, modify, add to or delete from any provision of this Agreement, but instead is limited solely to interpreting this Agreement in accordance with the laws of the State of New Jersey.

                (d) In the event either party institutes arbitration under this Agreement, the party prevailing in any such proceeding shall be entitled, in addition to all other relief, to reasonable attorneys fees and costs relating to such arbitration.

                (e) In addition to the foregoing, the Employee fully understands and recognizes that by agreeing to arbitration, he waives his right to a jury and such other benefits as may be otherwise available through litigation.

        10. NOTICES. All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, telecopy (with confirmation of receipt) or

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mailed first-class, postage prepaid, by registered or certified mail (notice sent by telegram or mailed shall be deemed to have been given on the date sent), to the parties at their respective addresses set forth above or to such other address as either party shall designate by notice in writing to the other in accordance herewith.

        11. GOVERNING LAW. This Agreement shall be governed by and constructed and enforced in accordance with the local laws of the State of New Jersey applicable to agreements made and to be performed entirely in New Jersey, without regard to principles of conflict of laws.

        12. ENFORCEABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

        13. COMPLETE AGREEMENT. This Agreement is intended by the parties as a complete and exclusive statement of the terms of their agreement and constitutes and contains the entire agreement and final understanding between the parties concerning Employee's employment with the Company and all other subject matters addressed herein. This Agreement supercedes and replaces all prior negotiations and all prior or contemporaneous representations, promises and agreements, proposed or otherwise, whether written or oral, concerning Employee's employment with the Company. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party.

        14. CONSTRUCTION. Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions herein and shall have no force and effect.

        15. ASSIGNABILITY. This Agreement, and Employee's rights and obligations hereunder, may not be assigned by Employee. The Company may assign its rights, together with its obligation, herewith in connection with any sale, transfer or other dispositions of all or substantially all of its business or assets; in any event the rights and obligation of the Company hereunder shall be binding on its business or assets.

        16. AMENDMENTS. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto. No superseding instrument, amendment, modification, cancellation, renewal or extension hereof shall require the consent or approval of any person other than the parties hereto. The failure of either party at any time or times to require performance of any provision hereof shall in no matter affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instance, shall be deemed to be, or constructed as, a further or continuing waiver of any such breach of any other term or covenant contained in this Agreement.

        17. REPRESENTATIONS AND WARRANTIES OF THE PARTIES. The Employee represents and warrants that he is free to enter into this Agreement and assume the obligations stated therein. The Employee also represents and warrants that he is under no other implied, actual, statutory and/or common law contractual obligations and/or any other

                                       18
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restrictions that are inconsistent with or would be breached or violated by the execution of this Agreement and/or the performance of the Employee's duties and obligations therein.

        18. LEGAL COUNSEL. The Employee and the Company recognize that this is a legally binding contract and acknowledge and agree that they have had the opportunity to consult with legal counsel of their choice.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY                                                        WITNESSED BY:
-------                                                        ------------
/s/ James Shea                                                 /s/ Thomas E. Larson, CFO                   8/22/00
----------------------------------                             ---------------------------------------------------
PARTY CITY CORPORATION                                         Name/Title                                  Date

By:  James Shea, CEO       8/22/00                             /s/ Joseph J. Zepf, General Counsel         8/22/00
     -----------------------------                             ---------------------------------------------------
     Name/Title            Date                                Name/Title                                  Date

EMPLOYEE                                                       WITNESSED BY:
--------                                                       ------------

/s/ Andrew Bailen          8/22/00                             /s/ Thomas E. Larson, CFO                   8/22/00
----------------------------------                             ---------------------------------------------------
ANDREW BAILEN              Date                                Name/Title                                  Date

                                                               /s/ Joseph J. Zepf, General Counsel         8/22/00
                                                               ---------------------------------------------------
                                                               Name/Title                                  Date

                                       19